Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Stephen Kelly, Chief Executive Officer of Chordiant Software, Inc. (the "Company"), and Steve G. Vogel, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.      The Company's quarterly report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 3rd day of November, 2003.

/s/ Stephen Kelly
Stephen Kelly President and Chief Executive Officer
/s/ Steve G. Vogel
Steve G. Vogel Sr. Vice President Finance and Chief Financial Officer